Exhibit 10.16

PayPay Retained Copy 2024/689

[Seal and revenue stamp]	Service Agreement

PayPay Corporation (“PayPay”) and PayPay SC Corporation (“Partner”) enter into the following agreement (this “Agreement”) with respect to the provision of services to PayPay pursuant to the following terms and the Terms of this Agreement outlined below. PayPay and Partner (the “Parties”) shall prepare an electronic or magnetic record of this Agreement and affix their respective electronic signatures, and each party shall retain that record or a copy thereof. If executed as a paper instrument, this Agreement shall be prepared in duplicate, and each party shall affix its name and seal hereto and retain one original.

Execution Date		August 1, 2024

PayPay	Address Company Name of representative	1-3 Kioicho, Chiyoda-ku, Tokyo PayPay Corporation Ichiro Nakayama, Representative Director	[seal]

Partner	Address Company Name of representative	1-3 Kioicho, Chiyoda-ku, Tokyo PayPay SC Corporation Ichiro Nakayama, Representative Director	[seal]

Services

Service 1: Merchant acquisition for PayCAS, etc. (including sales for PayCAS terminals and PayCAS settlement services) and support for merchants prior to use of PayCAS, etc.

Service 2: Merchant acquisition for PayPay

Service 3: Merchant support services for PayPay merchants regarding PayPay settlement

Service 4: Client acquisition for promotional services provided by PayPay

* The details are described in Exhibit 1.

Original contract for Service 1		Business Alliance Agreement dated August 1, 2024 between PayPay, SBC&S Corporation (“C&S”) and SB Payment Services Corporation (“SBPS”) (as amended; the “Business Alliance Agreement”).

Period of service provision		From August 1, 2024 to the expiration date. However, with respect to Service 1, until the termination date of the Business Alliance Agreement.

Service fees

Service 1: The amount of incentive compensation specified in the Business Alliance Agreement

Service 2: As described in Exhibit 2

Service 3: As described in Exhibit 2

Service 4: As described in Exhibit 2

Method of payment	PayPay shall calculate the monthly service fees for Services 1 through 4 at the end of each month and issue a notice of payment to Partner by the last day of the following month. PayPay shall pay the amount of the service fees by the last day of the second month after the month of service provision (if that payment date is a bank holiday, by the preceding business day) by bank transfer into the account designated by Partner.

Term	From August 1, 2024 to March 31, 2025. However, unless either party gives written notice to the contrary at least six months before the expiration of this Agreement, this Agreement will automatically renew under the same terms for one year upon expiration, and the same applies thereafter.

[seal]

Article 1 Entrustment of Services

1.	PayPay entrusts to Partner, and Partner undertakes to perform, the services specified in the cover sheet (the “Services”).

2.

Partner shall perform the Services in accordance with the provisions of the cover sheet and the instructions of PayPay. The Services include any work that PayPay instructs Partner to perform in connection with the services specified in the cover sheet.

3.	Partner shall report to PayPay from time to time regarding the progress and results of the Services, and immediately notify or deliver to PayPay any notices or documents that PayPay should receive.

Article 2 Liability for the Services

1.

Partner shall compensate PayPay for any damage caused to PayPay in the course of performing the Services, unless there was no negligence on the part of Partner and the relevant Services were performed in accordance with the specific instructions of PayPay with respect to method or content.

2.	PayPay is not liable for damage incurred by Partner in order to perform the Services, unless incurred due to a reason attributable to PayPay.

3.

In performing the Services, Partner shall comply with applicable laws and ordinances (including, but not limited to, the Foreign Exchange and Foreign Trade Act and other relevant laws and regulations concerning technology exports and the U.S. Export Administration Regulations) and shall obtain any necessary government permits or licenses.

Article 3 System for Performance

1.

In order to facilitate the performance of the Services, each party shall appoint a person responsible for the performance of its responsibilities hereunder and establish a system for performance, and notify the other party in writing immediately after the execution of this Agreement. The same applies when there is any change in the assignment of that role or that system.

2.	Each party shall in principle make requests to, receive instructions from, and otherwise communicate orders, reports, and confirmations to the other party through the responsible person.

3.	In addition to the matters provided for in the preceding paragraph, the responsible person of Partner shall pass instructions to and manage the Partner Staff.

Article 4 Periodic Meetings

1.	The Parties shall periodically hold meetings to report on the progress of the Services, discuss issues, and consult on other matters as necessary to facilitate the performance of this Agreement.

2.

Each party may request to call a meeting in addition to the periodic meetings provided for in the preceding paragraph, as necessary, and the other party shall not refuse any such request without a specific reason.

3.	The Parties shall consult separately to determine the details and frequency of the meetings provided for in the preceding two paragraphs.

4.

The responsible persons of both Parties shall in principle attend the meetings provided for in paragraph 1 and paragraph 2, and either party may request that the other party attend the meeting with necessary personnel

5.

Partner shall prepare two copies of the minutes of each meeting promptly after that meeting in order to confirm the contents of the meeting. Each party’s responsible person for performance shall affix their name and seal, and each party shall retain one copy of the minutes.

Article 5 Service Fees and Method of Payment

1.	PayPay shall pay the following fees to the Partner for the Services.

(1)	Service fees: As provided for in the cover sheet.

(2)	Payment method: As provided for in the cover sheet.

(3)	Transfer fees: To be borne by PayPay.

2.	The Service Fees include traveling expenses, communication expenses, and all other expenses incurred by Partner in the performance of the Services.

3.

Partner shall bear all cost increases that arise after the execution of this Agreement, including increases in shipping, communication, and systems management expenses, increases in taxes and public charges due to the enactment, amendment or abolishment of domestic or foreign laws and regulations, and cost increases due to war, terrorism or another state of emergency, or foreign exchange market movements.

Article 6 Employment and Accident Compensation

1.

Partner shall directly conduct all direction, labor management, health and safety management and other instructions to Partner’s employees pursuant to Partner’s regulations, and PayPay has no relationship to give instructions whatsoever with those employees.

2.	The Parties confirm that there is no employment relationship whatsoever between PayPay and the employees of Partner (excluding secondees affiliated with PayPay).

Article 7 Materials

1.

PayPay shall, as it considers necessary, lend to Partner any computers, materials, fixtures, equipment, and the like (“Materials”; not including licenses to use Salesforce and other systems) necessary for Partner’s performance of the Services. . Partner consents to provide to PayPay the address information for sending the Materials or for PayPay to obtain that information directly from the recipients on behalf of Partner. Partner shall provide any notice or obtain any consent that may be necessary in connection with PayPay’s acquisition of the address information.

2.

If Partner ceases to require the Materials provided by PayPay for the performance of the Services, Partner shall return to PayPay or dispose of the Materials (including any reproductions) as instructed by PayPay.

3.

Partner shall manage and store the Materials provided by PayPay in connection with the Services with the due care of a prudent manager, and shall not use the Materials for any purpose other than the performance of the Services.

4.	Partner shall not reproduce the Materials without PayPay’s prior written consent, or remove the Materials from the designated place of work of the Services without PayPay’s permission.

Article 8 Subcontracting, etc.

1.

If Partner subcontracts the Services to a third party, Partner shall impose on that third party equivalent obligations to those under this Agreement. In addition, PayPay may directly supervise the third party subcontractor with prior notice to Partner as necessary for auditing the Services. Partner shall take the measures necessary to enable that direct supervision by PayPay (through a contract with the third party or other means).

2.	Partner shall not cause the subcontractor to handle personal data without PayPay’s prior consent in writing or by other means designated by PayPay.

Article 9 No Act of Agency

1.

PayPay does not grant to Partner the authority to represent PayPay through the execution of this Agreement. Partner shall not represent itself as PayPay’s agent, or make representations that could be misconstrued as indicating that it is PayPay’s agent, except for methods of representation separately approved by PayPay.

2.

Partner shall not represent itself as having received a license to use PayPay’s trade name or the like, or create an outside appearance that could mislead third parties that PayPay is itself operating the business or that Partner operates the business with a license to use PayPay’s trade name or the like, beyond the scope of representations separately approved by PayPay.

Article 10 Maintenance of Credibility

Partner shall not commit any act that is detrimental to PayPay’s reputation or credibility, or that damages PayPay, in the course of performing the Services.

Article 11 No Transfer of Rights and Obligations

Neither party shall transfer to a third party or provide as security all or part of its status, rights and obligations arising under this Agreement without the prior written consent of the other party.

Article 12 Damages

If Partner breaches this Agreement resulting in damage to PayPay, Partner is liable for the full amount of that damage, unless that damage is due to a reason attributable to PayPay.

Article 13 Handling of Personal Data

1.

If Partner is required to handle personal data (meaning personal information as defined in the Act on the Protection of Personal Information, PayPay IDs, e-mail addresses, communication logs, cookies, and similar data; “Personal Data”) managed by PayPay in the course of performing, or in connection with, this Agreement, Partner shall handle the Personal Data appropriately and with the due care of a prudent manager, in accordance with the Act on the Protection of Personal Information and the guidelines of competent government agencies, and make efforts to prevent unauthorized access or use of the Personal Data.

2.

When PayPay has a trustee handle personal information, etc. for which PayPay is responsible for management PayPay can request the trustee to sign a separate agreement regarding the handling of personal informaiton.

3.

If Personal Data is leaked or divulged due to Partner’s intent or negligence, Partner shall immediately report that fact to PayPay and take the measures necessary to minimize the damage incurred by PayPay at Partner’s own responsibility and cost. In addition, Partner shall promptly make a public announcement of any such incident at PayPay’s request.

Article 14 Confidentiality Obligations

1.

Each party shall maintain as confidential, during the term of this Agreement and for two years thereafter, any materials, data or other information disclosed or provided by the other party in connection with this Agreement, whether in writing, orally, in electronic or magnetic form, or in any other medium, and explicitly indicated by the other party to be confidential information at the time of disclosure (“Confidential Information”), and shall not disclose, provide, or divulge Confidential Information to any third party, or use Confidential Information for any purpose other than the performance of this Agreement. However, either party may disclose Confidential Information if and to the extent required pursuant to a legally enforceable request for disclosure by a public agency, provided that the other party is promptly given notice of that disclosure.

2.	Notwithstanding the provisions of the preceding paragraph, Confidential Information does not include any of the following:

(1)	information already held by the receiving party at the time of disclosure;

(2)	information that the receiving party develops independently without reference to Confidential Information;

(3)	information that is public knowledge at the time of disclosure; and

(4)	information that becomes public knowledge after disclosure due to a reason not attributable to the receiving party.

3.

Notwithstanding the provisions of paragraph 1, each party may disclose the Confidential Information received from the other party to its own officers and employees to the extent necessary for the performance of this Agreement, and to any attorney-at-law, certified public tax accountant or other professional with a legal duty of confidentiality. PayPay may disclose the confidential information disclosed to it by Partner to SoftBank Group Corp. and its subsidiaries (meaning subsidiary companies as defined in Article 8, Paragraph 3 of the Regulation on Terminology, Forms, and Preparation Methods of Financial Statements; the same applies hereinafter), including Softbank Corp., and LINE Yahoo Japan Corporation and its subsidiaries.

4.

If either party discloses Confidential Information to a third party with the prior written consent of the other party under Paragraph 1 or pursuant to the preceding paragraph, that party shall cause that third party to assume and comply with equivalent confidentiality obligations to those under this Agreement, and that party is fully liable to the disclosing party for that third party’s handling of the Confidential Information.

Article 15 Investigation of Confidential Information Leak

1.

Partner shall prepare and appropriately maintain records on the status of management of PayPay’s Confidential Information (including, but not limited to, records regarding the recipient, scope and method of disclosure in the event of disclosure of Confidential Information).

2.

If PayPay reasonably determines that any divulgence of PayPay’s Confidential Information has occurred or is likely to occur, PayPay may conduct an investigation of the status of management of Confidential Information, including confirming the management records provided for in the preceding paragraph, to the extent reasonable, and Partner shall cooperate with that investigation (including submitting management records, media on which Confidential Information may be recorded, and other materials at PayPay’s request).

3.

If it is necessary for PayPay to enter a place under the control of Partner for the purpose of the investigation provided for in the preceding paragraph, PayPay may enter that place with prior notice to Partner, to the extent reasonable.

4.

If PayPay determines that Partner’s system for the management of Confidential Information or other conditions regarding the handling of Confidential Information are inadequate, PayPay may instruct Partner to make improvements or provide other training and guidance with prior notice to Partner, and Partner shall comply, and cause its employees to comply, with those instructions.

Article 16 Elimination of Antisocial Forces

1.

Either party may immediately suspend performance of its obligations under or terminate all or part of the agreements with the other party, including this Agreement, without assuming any liability and without prior notice or demand for cure, if any of the following entities is discovered to be an antisocial force (meaning an organized crime group (boryokudan), member of an organized crime group, person who ceased to be a member of an member of an organized crime group within the past five years, associate member of an organized crime group, company affiliated with an organized crime group, shareholder meeting extortionist (sokaiya), corporate extortionist acting under the guise of a social movement (shakai undo hyobo goro), corporate extortionist acting under the guise of political activity (seiji katsudo hyobo goro), organized crime group with special expertise (tokushu chino boryoku shudan), or similar person or group; “Antisocial Force”) or to have contributed to an Antisocial Force:

(1)	the other party;

(2)

a special interested party of the other party (meaning (a) an officer of the other party; (b) a spouse or relative by blood within the second degree of kinship of (a); (c) a company of which a majority of the voting rights are owned by (a) or (b); (d) a related company of the other party; or (e) an officer of (d));

(3)	a material employee of the other party;

(4)	a major shareholder or major trading partner of the other party; or

(5)	any other person who substantively controls the management of the other party.

2.	Termination under this Article does not preclude the terminating party from seeking damages against the other party.

Article 17 Term; Survival

1.	The term of this Agreement is as indicated in the cover sheet.

2.

If any outstanding obligations exist under this Agreement, upon the termination of this Agreement, this Agreement will continue to apply with respect to those obligations until performance is completed.

3.

Article 11 (No transfer of Rights and Obligations), Article 12 (Damages), Article 13 (Handling of Personal Data), Article 15 (Investigation of Exposure of Confidential Information), Article 16 (Exclusion of Antisocial Forces), paragraph 2, this Article (Term; Survival), paragraph 2, Article 19 (Termination for cause), paragraph 5, Article 21 (Separate consultation), Article 22 (Jurisdiction), and Article 23 (Governing law) will remain effective after the termination of this Agreement. Article 14 (Confidentiality) will survive as provided for therein.

Article 18 Early Termination

PayPay may terminate all or part of this Agreement at any time without bearing any cost, by taking back the Services (including electromagnetic data) as is (including data recorded on recording media) and paying a service fee based on the degree of completion of the Services.

Article 19 Termination for Cause

1.

If either party breaches this agreement or defaults on all or part of its obligations under this Agreement, and fails to cure that breach or perform within a reasonable period of time specified in a demand for cure issued by the other party, the other party may immediately suspend performance of its obligations under or terminate all or part of this Agreement, without assuming any liability and without prior notice or demand for cure.

2.	PayPay may immediately suspend performance of its obligations under or terminate all or part of this Agreement or any other Agreement with Partner, without prior notice or demand for cure, if Partner:

(1)

is the subject of a petition for attachment, provisional attachment, provisional disposition, compulsory execution or auction, or a demand for payment of delinquent taxes and public dues, due to a decline in its financial or credit status;

(2)	is the subject of a disposition by a supervisory authority suspending its operations or revoking its business license or business registration;

(3)

is the subject of a petition for commencement of bankruptcy proceedings, commencement of civil rehabilitation proceedings, commencement of corporate reorganization proceedings, commencement of special liquidation, or other legal insolvency proceedings, or begins proceedings for dissolution (including dissolution under the laws and ordinances), liquidation or an out-of-court workout;

(4)	passes a resolution to conduct a capital reduction or to abolish, suspend, or transfer all or a material part of its business;

(5)	dishonors a note or check, or otherwise becomes actually insolvent or suspends payments;

(6)	undergoes a change in major shareholder or management, due to which the terminating party considers the continuation of this Agreement to be inappropriate.

(7)	breaches any law or ordinance.

3.

If either party falls under Item 1, Item 3 or Item 5 of the preceding paragraph, all of that party’s obligations to the other party (not limited to obligations under this Agreement) will automatically be accelerated and immediately become due and payable in cash.

4.

If either party commits an act that is subject to the termination of this Agreement under Paragraph 1, or falls under any item of Paragraph 2 (excluding Item 1, Item 3 and Item 5), all of that party’s obligations to the other party (not limited to obligations under this Agreement) will automatically be accelerated and immediately become due and payable in cash upon the request of the other party.

5.	Termination under this Article does not preclude the terminating party from seeking damages against the other party.

Article 20 Notification Obligations

1.	Partner shall promptly notify PayPay if any fact that falls under Article 16, Paragraph 1 or Article 19, Paragraph 1 or 2 arises or is likely to arise.

2.

If Partner falls under Article 16, Paragraph 1 or Article 19, Paragraph 1 or 2, or if PayPay considers it necessary after receiving notice under the preceding paragraph, PayPay may conduct an on-site inspection of Partner’s offices, factories, warehouses and other premises at any time in order to assess the Partner’s business and financial condition.

Article 21 Consultation

The Parties shall consult in good faith to resolve any matter not provided for herein or doubt regarding the interpretation of this Agreement.

Article 22 Jurisdiction

The Tokyo District Court has exclusive jurisdiction as the court of first instance over litigation in connection with this Agreement.

Article 23 Governing Law

The formation, effect, performance and interpretation of this Agreement are governed by the laws of Japan.

Article 24 Annexed Documents

This Agreement consists of the cover sheet, these Terms of this Agreement, and any attachments and schedules. Any specifications or other documents exchanged by the Parties in connection with this Agreement, but not bearing the names and seals of the Parties, also constitute part of this Agreement; however, in the case of any discrepancy with the content of this Agreement, this Agreement shall prevail.

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Exhibit 1

Details of the Services

Service 1:

1.	Introduction and explanation of PayCAS to prospective customers

2.	Coordination and negotiation with prospective customers on the terms under which PayCAS and PayCAS settlement are offered

3.	Provision of information on contract procedures and delivery of documents, etc. to prospective customers

4.	Support for merchants prior to use of PayCAS, etc.

5.	Services incidental to 1–4 above

Service 2:

1.	Introduction and explanation of PayPay settlement to prospective customers

2.	Coordination and negotiation with prospective customers on the terms under which PayPay settlement is offered

3.	Provision of information on contract procedures and delivery of documents to prospective customers

4.	Ongoing contact with customers to encourage use of PayPay settlement

5.	Services incidental to 1–4 above

Service 3:

1.	Handling of customer inquiries regarding the use of PayPay settlement, etc.

2.	Maintenance of contact with customers to enable continued use of PayPay settlement

3.	Services incidental to 1–2 above

Service 4:

1.	Introduction and explanation of PayPay’s sales promotion service to prospective customers

2.	Coordination and negotiation with prospective customers on the terms under which PayPay’s sales promotion service is offered

3.	Provision of information on contract procedures and delivery of documents to prospective customers

4.	Ongoing contact with customers to encourage use of PayPay’s sales promotion service

5.	Services incidental to 1–4 above

Exhibit 2

Details of Service Fees

Service 2:

Service fee type	Amount	Period
Acquisition incentive (Once only, for initial operation)	Per SID of initial operation 15,000 yen	Only for the month in which the PayPay Usage Commencement Date falls

Continuing incentive (Four years from initial operation)	Equivalent to 40% of the Gross PayPay Settlement Fees (monthly)	Till the last day of the month before the month in which the four-year anniversary of the PayPay Usage Commencement Date falls; however, does not apply to Gross PayPay Settlement Fees for SIDs that Partner has separately agreed to exclude from sales follow-up

Service 3:

Service fee type	Amount	Period
Follow-up incentive (From the fifth year after initial operation)	500 yen per month per SID in operation	From the month in which the four-year anniversary of the PayPay Usage Commencement Date falls to the termination date of this Agreement; however, does not apply to SIDs that Partner has separately agreed to exclude from sales follow-up

Follow-up incentive (Existing Merchants)	500 yen per month per SID in operation	For Merchants for which the PayPay Usage Commencement Date falls prior to July 31, 2024, to the termination date of this Agreement; however, does not apply to SIDs that Partner has separately agreed to exclude from sales follow-up

Service 4:

Service fee type	Amount	Period
Continuing incentive (Four years from initial operation)	10% of the Light Plan Monthly Usage Fees (monthly)	Till the last day of the month before the month in which the four-year anniversary of the Light Plan sign-up date falls

Operating incentive (Coupon)	10% of the coupon fees of Light Plan merchants (monthly)	From the month in which the Light-Plan sign-up date falls to the end of service provision; however, does not apply to SIDs that Partner has separately agreed to exclude from sales follow-up

Operating incentive (Stamp card)	10% of the stamp card fees of Light Plan merchants (monthly)	From the month in which the Light-Plan sign-up date falls to the end of service provision; however, does not apply to SIDs that Partner has separately agreed to exclude from sales follow-up

*  “SID” means the merchant ID tied to each merchant issued by PayPay.

*  “PayPay Usage Commencement Date” means the day on which the merchant settles its first transaction through PayPay.

*  “Light Plan” means the PayPay My Store Light Plan provided by PayPay (meaning, collectively, the services provided for a fee as a package for the purpose of sales promotion).

*  “Gross PayPay Settlement Fees” means the amount of gross profit from PayPay settlement fees which are the sales revenue of PayPay, as calculated in the form agreed upon between PayPay and Partner.